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                                                                    EXHIBIT 99.D


                                                December 12, 1997

DEUTSCHE MORGAN GRENFELL INC.
TUCKER ANTHONY INCORPORATED
c/o Deutsche Morgan Grenfell Inc.
One Federal Street, 21st Floor
Boston, MA 02110


        Re:     Restrictions on Sales of Common Shares
                --------------------------------------

Dear Ladies and Gentlemen:

        Kopin Corporation, a Delaware corporation (the "Company"), proposes to sell shares (the "Shares") of its Common Stock, $.01 par value per share (the "Common Stock"), in a public offering (the "Public Offering") underwritten by Deutsche Morgan Grenfell Inc. and Tucker Anthony Incorporated (the "Underwriters").

        The Underwriters have indicated that the prospect of sale of shares of Common Stock, including shares of Common Stock acquired upon the exercise of stock options (the "Shares") by certain existing stockholders, prior to 90 days after the Public Offering would be detrimental to their underwriting effort.

        In consideration of the Underwriters' agreement to purchase and undertake the Public Offering of the Company's Common Stock and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned agrees that, during a period from the date of this Agreement and continuing and including 90 days after the effective date of the Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company in connection with the Shares, the undersigned will not, without the prior written consent of the Underwriters, (i) offer, pledge, sell, offer to sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such securities, in cash or otherwise.

        Notwithstanding the foregoing, the undersigned may (i) transfer any or all of the Shares (the "Lock-up Shares") and/or stock option agreements and/or warrants convertible into the Shares subject to this Agreement to one or more members of such person's immediate family or to trusts for the benefit of members of such person's immediate family or in connection with gifts, provided that any transferee agrees in writing as a condition precedent to such transfer to be
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Deutsche Morgan Grenfell Inc.
Tucker Anthony Incorporated
December 12, 1997
Page 2


bound by the terms hereof, (ii) transfer any or all of the Lock-up Shares to an affiliate which agrees to be bound by the terms hereof, and (iii) transfer Shares in the Public Offering. The transferor shall notify the Underwriters in writing prior to the transfer, and there shall be no further transfer of the Lock-up Shares and/or stock option agreements and/or warrants convertible into the Shares except in accordance with this Agreement.

        In addition, during a period from the date of this Agreement and continuing and including 90 days after the effective date of the Registration Statement, the undersigned agrees that the Company may, and that the undersigned shall permit the Company to, (i) with respect to any shares for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such shares on the transfer books and records of the Company, and (ii) with respect to any shares for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such shares to cause the transfer agent for the Company to note stop transfer instructions with respect to such shares on the transfer books and records of the Company.

        It is understood that, if the Underwriting Agreement, between the Representatives, the Company and certain stockholders of the Company (the "Underwriting Agreement") does not become effective on or before February 28, 1998, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, our obligations under this Agreement shall terminate without any further action being required.

        The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement, and that, upon request, the undersigned will execute any additional documents reasonable necessary or desirable in connection with the enforecement hereof. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors, and assigns of the undersigned.
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Deutsche Morgan Grenfell Inc.
Tucker Anthony Incorporated
December 12, 1997
Page 3


        Executed as of the day first written above.


                                Very truly yours,

                                /s/ Vallobh Vimolvanich
                                ---------------------------------------------
                                Signature of Securityholder



                                ---------------------------------------------
                                Signature of Co-Securityholder, if applicable



                                VALLOBH VIMOLVANICH
                                -----------------------------------
                                Securityholder (please print)



                                TELECOM HOLDING CO. LTD.
                                -----------------------------------
                                Address




                                -----------------------------------
                                (Social Security or Taxpayer Identification No. of Securityholder)


Number of shares owned or subject to
warrants, options or convertible securities:

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